                               INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 14th day of February,  2008, by and between OPPENHEIMER  TRANSITION
2050 FUND (the "Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

      WHEREAS,  the  Fund is an  open-end,  non-diversified  management  investment  company registered as such with the Securities and Exchange  Commission (the "Commission")  pursuant to the  Investment  Company  Act of  1940  (the  "Investment  Company  Act"),  and  OFI is a
registered investment adviser;

      NOW, THEREFORE,  in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The  Fund  hereby  employs  OFI and OFI  hereby  undertakes  to act as the  investment adviser of the Fund and to  perform  for the Fund such other  duties  and  functions  as are hereinafter  set  forth.  OFI  shall,  in all  matters,  give to the Fund  and its  Board of
Trustees the benefit of its best judgment,  effort, advice and recommendations and shall, at all times  conform  to,  and use its best  efforts  to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions  of  state  or  federal  law;  (iii)  the  provisions  of  the
Declaration  of Trust and By-Laws of the Fund as amended  from time to time;  (iv)  policies and  determinations  of the Board of Trustees of the Fund; (v) the fundamental  policies and investment  restrictions  of the Fund as reflected in its  registration  statement under the
Investment  Company Act or as such policies may, from time to time, be amended by the Fund's shareholders;  and (vi) the Prospectus  and Statement of Additional  Information of the Fund
in  effect  from  time to time.  The  appropriate  officers  and  employees  of OFI shall be available upon reasonable  notice for consultation  with any of the Trustees and officers of the Fund with  respect to any  matters  dealing  with the  business  and affairs of the Fund including  the  valuation  of any of the Fund's  portfolio  securities  which are either not registered for public sale or not being traded on any securities market.

2.    Investment Management.

      (a) OFI shall,  subject to the  direction and control by the Fund's Board of Trustees,
(i) regularly provide investment advice and  recommendations to the Fund with respect to its investments,  investment  policies and the purchase and sale of  securities;  (ii) supervise continuously  the  investment  program of the Fund and the  composition of its portfolio and determine  what  securities  shall be  purchased  or sold by the Fund;  and  (iii)  arrange, subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other investments  for the Fund and the  sale of  securities  and  other  investments  held in the portfolio of the Fund.

      (b) Provided  that the Fund shall not be required to pay any  compensation  other than as provided by the terms of this  Agreement  and subject to the  provisions of paragraph "7"
hereof,  OFI may  obtain  investment  information,  research  or  assistance  from any other person,  firm or  corporation  to  supplement,  update or otherwise  improve its  investment management services.

      (c)  Provided  that  nothing  herein  shall be  deemed  to  protect  OFI from  willful misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or reckless disregard of its  obligations  and duties under the  Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any matters to which this Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer thereof from acting as investment adviser for any other person,  firm or corporation and shall not in any way limit or restrict  OFI or any of its  directors,  officers or employees  from  buying,  selling or trading any  securities for its own account or for the account of others for whom it or they may be acting,  provided that such activities will not adversely  affect or otherwise impair the  performance  by OFI of its duties and  obligations  under this  Agreement and under the
Investment Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI  shall,  at  its  own  expense,  provide  and  supervise  the  activities  of  all administrative  and clerical  personnel as shall be required to provide effective  corporate administration for the Fund,  including the compilation and maintenance of such records with respect to its operations as may reasonably be required;  the preparation and filing of such reports  with  respect  thereto  as shall be  required  by the  Commission;  composition  of periodic  reports  with  respect  to its  operations  for  the  shareholders  of  the  Fund;
composition of proxy materials for meetings of the Fund's  shareholders  and the composition of  such  registration  statements  as  may be  required  by  federal  securities  laws  for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense,  also provide the Fund with adequate office space, facilities and equipment.

4.    Allocation of Expenses.

      All other costs and expenses not expressly assumed by OFI under this Agreement,  or to be paid by the  General  Distributor  of the shares of the Fund,  shall be paid by the Fund, including,  but not limited to (i) interest and taxes;  (ii)  brokerage  commissions;  (iii)
premiums for fidelity and other insurance  coverage  requisite to its  operations;  (iv) the fees and  expenses  of its  Trustees;  (v) legal  and audit  expenses;  (vi)  custodian  and transfer agent fees and expenses;  (vii) expenses  incident to the redemption of its shares;
(viii)  expenses  incident to the issuance of its shares against  payment  therefor by or on behalf  of the  subscribers  thereto;  (ix) fees and  expenses,  other  than as  hereinabove provided,  incident to the registration  under federal securities laws of shares of the Fund for public sale; (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund;  (xi) except as noted above,  all other expenses  incidental to holding  meetings of the Fund's  shareholders;  and (xii) such  extraordinary  non-recurring expenses as may arise,  including litigation affecting the Fund and any obligation which the
Fund may have to indemnify its officers and Trustees with respect  thereto.  Any officers or employees of OFI or any entity controlling,  controlled by or under common control with OFI, who may also serve as  officers,  Trustees  or  employees  of the Fund shall not receive any compensation from the Fund for their services.

5.    Compensation of OFI.

      The Fund will not pay a management fee but rather OFI will collect indirect management fees from investments in the Underlying Funds.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a  royalty-free,  non-exclusive  license to use the name
"Oppenheimer"  in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement,  be terminated by
OFI, in which event the Fund shall promptly take whatever  action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer"  in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI is authorized,  in arranging the Fund's portfolio  transactions,  to employ or deal with  such  members  of  securities  or  commodities  exchanges,  brokers  or  dealers, including  "affiliated"  broker dealers (as that term is defined in the  Investment  Company
Act) (hereinafter  "broker-dealers"),  as may, in its best judgment, implement the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  (prompt  and  reliable execution  at  the  most  favorable  security  price  obtainable)  of the  Fund's  portfolio transactions as well as to obtain,  consistent with the provisions of subparagraph  "(c)" of this  paragraph  "7," the benefit of such  investment  information  or research as may be of significant assistance to the performance by OFI of its investment management functions.

      (b) OFI shall select  broker-dealers  to effect the Fund's  portfolio  transactions on the basis of its  estimate  of their  ability to obtain best  execution  of  particular  and related  portfolio  transactions.  The abilities of a broker-dealer to obtain best execution of particular  portfolio  transaction(s)  will be judged by OFI on the basis of all relevant factors and  considerations  including,  insofar as  feasible,  the  execution  capabilities
required  by  the  transaction  or   transactions;   the  ability  and  willingness  of  the
broker-dealer to facilitate the Fund's portfolio  transactions by participating  therein for its own account;  the importance to the Fund of speed,  efficiency or  confidentiality;  the broker-dealer's  apparent  familiarity  with sources from or to whom  particular  securities might be  purchased or sold;  as well as any other  matters  relevant to the  selection of a broker-dealer for particular and related transactions of the Fund.

      (c) OFI shall have discretion,  in the interests of the Fund, to allocate brokerage on the Fund's portfolio  transactions to broker-dealers  other than affiliated  broker-dealers, qualified  to obtain  best  execution  of such  transactions  who provide  brokerage  and/or research  services  (as such  services  are defined in Section  23(e)(3)  of the  Securities
Exchange  Act of 1934) for the Fund and/or other  accounts for which OFI and its  affiliates exercise  "investment  discretion"  (as that term is  defined  in  Section  3(a)(35)  of the
Securities  Exchange  Act of 1934)  and to  cause  the  Fund to pay  such  broker-dealers  a commission  for  effecting  a  portfolio  transaction  for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified to effect such transaction would have charged for effecting that  transaction,  if OFI determines,  in good faith, that such  commission is reasonable  in relation to the value of the  brokerage  and/or  research services  provided  by such  broker-dealer,  viewed  in  terms  of  either  that  particular transaction or the overall  responsibilities  of OFI and its investment  advisory affiliates with respect to the accounts as to which they exercise  investment  discretion.  In reaching such determination,  OFI will not be required to place or attempt to place a specific dollar value  on the  brokerage  and/or  research  services  provided  or  being  provided  by such broker-dealer.  In demonstrating that such determinations were made in good faith, OFI shall be prepared to show that all  commissions  were allocated for the purposes  contemplated  by this Agreement and that the total commissions paid by the Fund over a representative  period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

      (d) OFI shall have no duty or obligation to seek advance  competitive  bidding for the most favorable  commission  rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its  purported  or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the Fund for effecting its portfolio  transactions to the extent  consistent with the interests and policies of the
Fund as  established  by the  determinations  of its Board of Trustees and the provisions of this paragraph "7."

      (e) The Fund  recognizes  that an affiliated  broker-dealer  (i) may act as one of the
Fund's  regular  brokers  so long as it is  lawful  for it so to  act;  (ii)  may be a major recipient  of  brokerage  commissions  paid by the  Fund;  and (iii)  may  effect  portfolio transactions for the Fund only if the commissions,  fees or other  remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule,
regulation  or  order  adopted  under  the  Investment   Company  Act  for  determining  the
permissible level of such commissions.

8.    Duration.

      This  Agreement  will take effect on the date first set forth  above.  Unless  earlier terminated  pursuant to paragraph 9 hereof,  this Agreement shall remain in effect until two years from the date of execution  hereof,  and thereafter  will continue in effect from year to year,  so long as such  continuance  shall be  approved  at least  annually by the Fund's
Board of  Trustees,  including  the vote of the majority of the trustees of the Fund who are not parties to this Agreement or "interested  persons" (as defined in the Investment Company
Act) of any such  party,  cast in person at a meeting  called  for the  purpose of voting on such approval,  or by the holders of a "majority" (as defined in the Investment Company Act)
of the outstanding  voting  securities of the Fund and by such a vote of the Fund's Board of
Trustees.

9.    Termination.

      This  Agreement may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days' written  notice  (which  notice may be waived by the Fund);  or (ii) by the Fund at any time without  penalty upon sixty days'  written  notice to OFI (which notice may be waived by OFI)  provided  that such  termination  by the Fund  shall be  directed  or approved by the vote of a majority  of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority"  (as defined in the  Investment  Company Act) of the outstanding voting securities of the Fund.

10.   Assignment or Amendment.

      This Agreement may not be amended without the  affirmative  vote or written consent of the holders of a "majority" of the  outstanding  voting  securities  of the Fund,  and shall automatically and immediately  terminate in the event of its "assignment," as defined in the
Investment Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI understands  that the obligations of the Fund under this Agreement are not binding upon any  Trustee  or  shareholder  of the Fund  personally,  but bind only the Fund and the
Fund's  property.  OFI represents that it has notice of the provisions of the Declaration of
Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

12.   Definitions.

      The terms and  provisions  of this  Agreement  shall be  interpreted  and defined in a manner consistent with the provisions and definitions of the Investment Company Act.

                              Oppenheimer Transition 2050 Fund

                              By:   __/s/ Robert G. Zack__________________
                                    Vice President & Secretary

                              OppenheimerFunds, Inc.

                              By:   __/s/ John V. Murphy__________________
                                    Chairman, President and Chief Executive Officer